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                            [O'MELVENY & MYERS LLP
                                  LETTERHEAD]


July 30, 1998

                                                                OUR FILE NUMBER
                                                                     884,097-45

                                                           WRITER'S DIRECT DIAL
                                                                   310-553-6700

Univision Communications Inc.
1999 Avenue of the Stars, Ste. 3050                     WRITER'S E-MAIL ADDRESS
Los Angeles, California 90067


Ladies and Gentleman:

     Univision Communications Inc. (the "Company") is registering up to 13,225,000 shares of its Class A Common Stock, par value $0.01 per share, of which up to 8,917,582 shares are being sold by a selling stockholder of the Company (the "Common Shares") and up to 2,582,418 shares will be issued upon exercise of warrants acquired by the underwriters from the selling stockholder (the "Warrant Shares," and together with the Common Shares, the "Shares"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on July 30, 1998. In connection with this transaction, you have requested our opinion with respect to the matters set forth below.

     We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinion expressed below.

     We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

     Subject to the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company, and that, upon delivery and payment of the exercise price of the Warrant Shares and issuance of the Shares as contemplated in the Registration Statement, the Amended and Restated Warrant and the Company's Restated Certificate of Incorporation, the Shares will be validly issued, fully paid and non-assessable.

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O'MELVENY & MYERS LLP
Univision Communications Inc., July 30, 1998 - Page 2


     We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm contained under the heading "Legal Matters."


                                              Respectfully submitted,

                                              /s/ O'MELVENY & MYERS LLP

                                              O'MELVENY & MYERS LLP